PROSPECTUS	Filed pursuant to Rule 424(b)(3) Registration No. 333-275742

Lilium N.V.

Up to 5,000,000 Class A Shares

This prospectus relates to the offer and sale from time to time by Palantir Technologies Inc. (“Palantir” or the “selling securityholder”) or its permitted transferees of up to 5,000,000 of our class A ordinary shares, nominal value €0.01 per share (“Class A Shares”), issued to Palantir pursuant to the Share Issuance Agreement, defined and described under “Prospectus Summary — Recent Developments — Share Issuance Agreement.” This prospectus also covers any additional securities that may become issuable by means of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of the Class A Shares and the general manner that the selling securityholder may offer or sell the securities. More specific terms of any Class A Shares that the selling securityholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Shares being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Class A Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any proceeds from the sale of Class A Shares by the selling securityholder. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of Class A Shares pursuant to this prospectus.

We are registering the Class A Shares described above for resale pursuant to the selling securityholder’s registration rights under the Share Issuance Agreement. Our registration of the Class A Shares covered by this prospectus does not mean that the selling securityholder will offer or sell any of the Class A Shares. The selling securityholder may offer and sell the Class A Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell the Class A Shares offered hereby in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the Class A Shares covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Class A Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM.” On November 22, 2023, the closing sale price as reported on Nasdaq of our Class A Shares was $0.83 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “foreign private issuer,” each as defined under the U.S. federal securities laws, and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany.

Investing in our Class A Shares involves a high degree of risk. Before buying any of our Class A Shares, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Class A Shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 11, 2023

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholder is not making an offer to sell these Class A Shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholder have taken any action to permit a public offering of these Class A Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these Class A Shares and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholder may, from time to time, offer and sell the Class A Shares described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of Class A Shares to be offered by the selling securityholder pursuant to this prospectus. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of our Class A Shares pursuant to this prospectus. To the extent required, we and the selling securityholder, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not, and the selling securityholder has not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these Class A Shares will be made in any jurisdiction where the offer is not permitted.

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FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:

“Board” means the board of directors of Lilium N.V.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated March 30, 2021, as amended, by and among Lilium GmbH, Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of Lilium, Qell and Lilium.

“Class A Shares” means the ordinary shares A, with a nominal value of €0.01 per share, in the share capital of Lilium.

“Class B Shares” means the ordinary shares B, with a nominal value of €0.03 per share, in the share capital of Lilium.

“Class C Shares” means the ordinary shares C, with a nominal value of €0.02 per share, in the share capital of Lilium.

“Closing Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means Lilium, unless the context indicates otherwise.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“DCGC” means the Dutch Corporate Governance Code 2022.

“eVTOL” means electric vertical take-off-and-landing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“General Meeting” means a general meeting of the shareholders of the Company.

“IPO” means initial public offering.

“Lilium,” as well as terms such as “we,” “us,” “our” and similar terms, means Lilium N.V., together with its subsidiaries.

“Lilium Jet” means the fully electric eVTOL aircraft being developed by Lilium.

“Nasdaq” means The Nasdaq Global Select Market.

“Public Warrants” means the publicly listed warrants of Lilium N.V. to purchase one Class A Share at a price of $11.50, subject to adjustment, trading on Nasdaq under the symbol “LILMW.”

“Qell” means Qell Acquisition Corp., a Cayman Islands exempted company.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the Class A Shares, the Class B Shares and the Class C Shares.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Shares covered by this prospectus. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our Class A Shares, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Forward-Looking Statements.”

Overview

Lilium is a next-generation aviation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods—one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from Vertiports close to homes and workplaces, (iii) be affordable for a large part of the population and (iv) be more environmentally sustainable than current regional air transportation.

The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jet to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales within a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines, and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours—and significant carbon emissions—each year.

Currently, our development efforts are focused on the detailed design for the Lilium Jet, ongoing certification process for the Lilium Jet with EASA and the FAA, focusing on quality, compliant and on time deliveries from our suppliers, and building out our manufacturing capacity. We plan to rely on two business models. First, we intend to target general business aviation customers as a business line that we intend to deploy in tailored offerings primarily with our four-seater Lilium Jet models through private or fractional ownership sales. Second, we plan to provide a turnkey enterprise solution by selling fleets of four- and six-seater Lilium Jet models, and related aftermarket services, directly to enterprise and other commercial customers.

The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors, and computing power and propulsion technology. As of 2021, Morgan Stanley has projected that the eVTOL aircraft market could represent $255 billion (in the base case) in revenues by 2035 and $1.0 trillion (in the base case) by 2040. Morgan Stanley further projects that the eVTOL aircraft market could represent almost $4.5 trillion in revenues in the bull case by 2040. We estimate that by 2035 there will be 42,000 eVTOL aircraft in operation globally, based upon, among other factors, industry publications and related projections, historical growth rates of the automotive, aviation and rail transportation segments, the proportions of the foregoing segments that involve trips of less than 250 km and other market research performed by Lilium. By 2035, Lilium estimates the total global demand for eVTOL aircraft could be in the range of 5,000 to 10,000 aircraft annually.

The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last several years. While the majority of our eVTOL competitors leverage open rotor engines, that are based on unducted, counter rotating propeller blades that can have a higher noise profile, DEVT consists of quiet electric turbofans mounted within a cylindrical duct. DEVT offers a number of fundamental advantages over open propeller eVTOL architectures, including higher payload potential, safety, the highest market acceptance and penetration for ducted fans in commercial aviation and potential scalability to larger aircraft in the future.

As part of our business strategy, we continue to evaluate capital raising and strategic opportunities from and with a number of sources, including private investors, strategic partners, business counterparties and government sources. Such opportunities could include joint ventures and strategic partnerships. We may enter into non-binding letters of intent as we assess the commercial appeal of potential transactions. Any potential transactions could be material to our business, financial condition and operating results and may involve the issuance of additional Class A Shares and other securities.

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Recent Developments

Share Issuance Agreement

On October 11, 2023, the Company entered into a Share Issuance Agreement with Palantir (the “Share Issuance Agreement”), one of its vendors, for the issuance by the Company to Palantir of 5,000,000 Class A Shares against the settlement of a payable due to Palantir pursuant to a commercial agreement. The Share Issuance Agreement contains customary registration rights.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

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●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

Additionally, as a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by Nasdaq for U.S. companies. Accordingly, we follow Dutch corporate governance rules in lieu of certain of Nasdaq’s corporate governance requirements.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our Class A Shares entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in our Class A Shares.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021, solely for the purpose of effectuating the business combination pursuant to the business combination agreement, dated March 30, 2021, as amended (the “Business Combination”), by and among Lilium GmbH, Queen Cayman Merger LLC, Qell Acquisition Corp. and Lilium. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings. Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.

We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. We have included our website as an inactive textual reference only. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.

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The Lilium name, logos and other trademarks and service marks of Lilium appearing in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and/or the documents incorporated by reference herein or therein may contain additional trademarks, service marks and trade names of others which are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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THE OFFERING

Issuer	Lilium N.V.

Class A Shares that may be offered and sold from time to time by the selling securityholder	5,000,000 of our Class A Shares.

Use of Proceeds	All of the Class A Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any of the proceeds from such sales.

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RISK FACTORS

An investment in our Class A Shares carries a significant degree of risk. Before you decide to purchase our Class A Shares, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of our Class A Shares could decline and you could lose part or all of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement or documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events and include, but are not limited to, statements regarding Lilium’s proposed business and business model, the markets and industry in which Lilium operates or intends to operate, and the anticipated timing of the commercialization and launch of Lilium’s business.

Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “plan,” “potential,” “predict,” “project,” “result,” “should,” “strategy,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus, any prospectus supplement or documents incorporated by reference herein include, but are not limited to, statements regarding our business plan, operations, cash flows, financial position and dividend policy.

Lilium operates and will continue to operate in a rapidly changing emerging industry. New risks emerge daily. Given these risks and uncertainties, you should not rely on or place undue reliance on these forward-looking statements, including any statements regarding when or whether any strategic collaboration between Lilium and the respective collaborator will be effected, the number, price or timing of any Lilium Jets to be sold (or if any such Lilium Jets will be sold at all), the price to be paid therefor and the timing of launch or manner in which any proposed eVTOL network or anticipated commercial activities will operate, Lilium’s business and product development strategies or certification program, or Lilium’s funding requirements.

Forward-looking statements are subject to known and unknown risks and uncertainties and may be based on potentially inaccurate assumptions, any of which could cause actual events or results to differ materially from those contained in or implied by our forward-looking statements. Many factors could cause actual future events and operating results to differ materially from the forward-looking statements contained herein, including, but not limited to, the following risks:

●	Lilium’s future funding requirements and any inability to raise necessary capital on favorable terms (if at all);

●	the eVTOL market may not continue to develop, or eVTOL aircraft may not be adopted by the transportation market;

●	the Lilium Jet may not be certified by transportation and aviation authorities, including EASA or the FAA;

●	the Lilium Jet may not deliver the expected reduction in operating costs or time savings that Lilium anticipates;

●	adverse developments regarding the perceived safety and positive perception of the Lilium Jets, the convenience of expected future Vertiports and Lilium’s ability to effectively market and sell regional air mobility services and aircraft;

●	challenges in developing, certifying, manufacturing and launching Lilium’s services in a new industry (urban and regional air transportation services);

●	a delay in or failure to launch commercial services as anticipated;

●	the RAM market for eVTOL passenger and goods transport services does not exist, whether and how it develops is based on assumptions, and the RAM market may not achieve the growth potential Lilium’s management expects or may grow more slowly than expected;

●	if Lilium is unable to adequately control the costs associated with pre-launch operations and/or its costs when operations are commenced (if ever);

●	difficulties in managing growth and commercializing operations;

●	failure to commercialize Lilium’s strategic plans;

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●	any delay in completing testing and certification, and any design changes that may be required to be implemented in order to receive Type Certification for the Lilium Jet;

●	any delays in the development, certification, manufacture and commercialization of our Lilium Jets and related technology, such as battery technology or electric motors;

●	any failure of the Lilium Jets to perform as expected or an inability to market and sell the Lilium Jets;

●	any failure of suppliers to achieve serial production of the proprietary and/or novel software, battery technology and other technology systems still in development;

●	reliance on third-party suppliers for the provision and development of key emerging technologies, components and materials used in the Lilium Jet, such as the lithium-ion batteries that will power the jets, a significant number of which may be single or limited source suppliers, and the related risk that any of these prospective suppliers or strategic partners may choose to not do business with us at all, or may insist on terms that are commercially disadvantageous, and as a result we may have significant difficulty procuring and producing our jets;

●	if any of Lilium’s suppliers become financially distressed or go bankrupt, Lilium may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase costs, adversely affect liquidity and/or cause production disruptions;

●	third-party air carriers are expected to operate Lilium Network services in the U.S., Europe, the Kingdom of Saudi Arabia, the United Kingdom and Brazil, among other countries, using the Lilium Jets, and these third parties, as well as Lilium, are subject to substantial regulation and complex laws, and unfavorable changes to, or the third-party air carriers’ or Lilium’s failure to comply with, these regulations and/or laws could substantially harm Lilium’s business and operating results;

●	any inability to operate the Lilium network services after commercial launch at the anticipated flight rate, on the anticipated routes or with the anticipated Vertiports could adversely impact Lilium’s business, financial condition and results of operations;

●	potential customers may not generally accept the RAM industry or Lilium’s passenger or goods transport services;

●	any adverse publicity stemming from any incident involving Lilium or its competitors, or an incident involving any air travel service or unmanned flight based on autonomous technology;

●	if competitors obtain certification and commercialize their eVTOL vehicles before Lilium;

●	business disruptions and other risks arising from COVID-19 and geopolitical events, including the war in Ukraine, and including related inflationary pressures, may impact Lilium’s ability to successfully contract with its supply chain and have adverse impacts on its anticipated costs and commercialization timeline; and/or

●	Lilium’s inability to deliver Lilium Jets with the specifications and on the timelines anticipated in any non-binding memorandums of understanding or binding contractual agreements with customers or suppliers we have entered into or may enter into in the future.

The foregoing list of factors is not exhaustive. You should also consider carefully the statements set forth in the section entitled “Risk Factors” in this prospectus as well as those discussed under the caption “Risk Factors” in any prospectus supplement or the documents incorporated by reference herein. You should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file periodically with the SEC after the date of this prospectus.

Additionally, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable as of the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

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USE OF PROCEEDS

All of the Class A Shares offered by the selling securityholder pursuant to this prospectus and any applicable prospectus supplement will be sold by the selling securityholder for its own account. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the Class A Shares covered by this prospectus, as described in the section titled “Plan of Distribution.”

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Shares, and we do not anticipate paying any dividends on our Class A Shares for the foreseeable future. We currently intend to retain any earnings for future operations.

Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association and (if it concerns a distribution of profits) after adoption of the annual accounts by our General Meeting from which it appears that such distribution is allowed. Our Board shall make a proposal to the General Meeting which amount of the profit shall be allocated to the Company’s profit reserves and which amount of the profit shall be available for distribution. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the General Meeting.

Subject to such restrictions, any future determination or recommendation to pay (interim) dividends will depend on a number of factors, including our results of operations, earnings, cash flow, financial condition, future prospects, contractual restrictions, capital investment requirements, restrictions imposed by applicable law and other factors considered relevant by the Board.

Our Board may decide that all or part of our remaining profits shall be added to our reserves. After such reservation, any remaining profit will be at the disposal of the General Meeting at the proposal of our Board, subject to the applicable restrictions of Dutch law.

Dividends and other distributions shall be made payable not later than the date determined by the corporate body that declares the (interim) dividend. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

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DESCRIPTION OF SECURITIES

This section of the prospectus includes a description of the material terms of our articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our articles of association, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the full text of our articles of association for a complete description of the rights and preferences of our securityholders.

Overview

We were incorporated as Qell DutchCo B.V. on March 11, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and were renamed Lilium B.V. by separate deed of amendment of the articles of association on April 8, 2021. In connection with the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., pursuant to a deed of conversion and amendment of our articles of association adopted on September 10, 2021 (as amended, the “articles of association”). We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82165874.

Our ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of the articles of association and applicable Dutch law.

Lilium is a Dutch public limited liability company (naamloze vennootschap). Lilium has a one-tier board structure, which consists of ten members, two executive directors and eight non-executive directors, as discussed in more detail under “Management — Executive Officers and Directors” in our Annual Report on Form 20-F, filed with the SEC on March 28, 2023 and incorporated by reference herein.

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that we may issue without amending the articles of association and may be a maximum of five times the issued capital. At the Company’s extraordinary general meeting, which occurred on May 25, 2023 (the “EGM”), the Company’s shareholders approved the reduction of the nominal value of each Class A Share, Class B Share and Class C Share to €0.01, €0.03 and €0.02, respectively, and the related reduction of the authorized share capital of the Company to €16,204,517.36, which became effective on August 1, 2023 (the “Share Capital Reduction”). The amended articles of association provide for an authorized share capital in the amount of €16,204,517.36, which will be divided into:

1,498,386,411 Class A Shares;

24,413,065 Class B Shares; and

24,413,065 Class C Shares.

As of the moment the Company’s issued and outstanding share capital amounts to €15,000,000, the authorized share capital shall automatically increase to €33,993,333.30, which will be divided into:

3,277,268,005 Class A Shares;

24,413,065 Class B Shares; and

24,413,065 Class C Shares.

Issued and Outstanding Share Capital

Our issued and outstanding share capital as of November 22, 2023 consisted of:

503,049,467 Class A Shares; and

23,113,065 Class B Shares.

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Authorization of Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. The articles of association provide that Shares may be issued pursuant to (i) a resolution proposed by the Board and adopted by the General Meeting or (ii) a resolution of the Board if, pursuant to a resolution of the General Meeting, the Board has been authorized for a specific period not exceeding five years to issue Shares. Pursuant to the articles of association, the General Meeting may authorize the Board to issue Shares or grant rights to subscribe for Shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to issue Shares or grant rights to subscribe for Shares. Pursuant to the articles of association, Shares shall be issued up to the amount of the authorized share capital (from time to time).

Currently, the Board is irrevocably authorized to (i) issue Class A Shares and to grant rights to subscribe for Class A Shares, all to the extent the Company has committed itself in connection with the employee stock option program implemented by Lilium GmbH in 2017, the Lilium 2021 Equity Incentive Plan and the Lilium 2021 Employee Share Purchase Plan for a period of five years as of September 10, 2021, in an amount up to a maximum of 46,725,378 Class A Shares (the “ESOP Issuance Delegation”), (ii) issue Class A Shares and grant rights to subscribe for Class A Shares for a period of 36 months from July 7, 2023 up to 10% of the issued share capital calculated as of July 7, 2023 (the “July 2023 Issuance Delegation”), and (iii) issue Class A Shares and grant rights to subscribe for Class A Shares for a period of 36 months from September 11, 2023 up to 10% of the issued share capital calculated as of September 11, 2023 (the “September 2023 Issuance Delegation”).

Conversion of Class B Shares

Class B Shares may only be Transferred (as defined in the articles of association) to (i) Permitted Transferees (as defined in the articles of association) or (ii) Lilium. A Class B Share will be converted into one Class A Share and one Class C Share (in accordance with the articles of association) upon the occurrence of a Conversion Event or a Shares B Compulsory Conversion Event (each as defined in the articles of association). If a Class C Share is held by anyone other than Lilium (whether or not as a consequence of conversion), such holder of Class C Shares (a Transferor) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. The end result of the conversion of Class B Shares is that a Lilium shareholder will acquire one Class A Share for each converted Class B Share. If Lilium fails to accept the offered Class C Shares from the Transferor within three months after receipt of notice, the Transferor’s dividend rights attached to its Class C Shares will revive.

In addition, an Initial Qualified Holder (as defined in the articles of association) may convert its Class B Shares into one Class A Share and one Class C Share for each Class B Share. Such Initial Qualified Holder must notify the non-executive directors of the Board of such conversion by written notice. The business day following the date of such written notice shall be considered as the date of the conversion.

Pre-emptive Rights

Under the articles of association, each holder of Class A Shares or Class B Shares (as applicable) shall have a pre-emption right pro rata to the total number of (in aggregate) Class A Shares and Class B Shares (whereby the Class A Shares and Class B Shares shall, for the purposes hereof, be treated as a single class of shares) held by such person on the date of the resolution to issue the Class A Shares and/or Class B Shares, it being understood that this pre-emption right shall not apply to an issuance of Class A Shares:

●	to employees of Lilium or employees of a Lilium group company; and

●	to a person exercising a previously obtained right to acquire Class A Shares or Class B Shares, in accordance with the provisions of the articles of association.

No pre-emption rights shall apply in respect of an issuance of Class C Shares. The pre-emptive rights in respect of newly issued Class A Shares or Class B Shares may be restricted or excluded by a resolution of the General Meeting, upon proposal by the Board. Pursuant to the articles of association, the General Meeting may authorize the Board to limit or exclude the pre-emptive rights in respect of newly issued Class A Shares or Class B Shares. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years. A resolution of the General Meeting to restrict or exclude the pre-emptive right or to authorize the Board to limit or exclude the pre-emptive rights requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

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The Board is currently irrevocably authorized (i) for a period of five years as of September 10, 2021 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares under the ESOP Issuance Delegation, (ii) for a period of 36 months following July 7, 2023, to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares under the July 2023 Issuance Delegation, and (iii) for a period of 36 months following September 11, 2023, to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares or rights to subscribe for Class A Shares under the September 2023 Issuance Delegation.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) require a written deed of transfer and, unless Lilium is a party to the deed of transfer, an acknowledgement by or proper service upon Lilium to be effective.

Under the articles of association, if one or more Shares are admitted to trading on Nasdaq or any other Regulated Market (as defined in the articles of association), Lilium may, by Board resolution, determine that the laws of the State of New York will apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, must be made public as required by law and be made available for inspection at our office and the Dutch trade register. The Board adopted such a resolution effective as of the closing of the Business Combination.

There are no restrictions on the transferability of the Shares in the articles of association or under Dutch law, with the proviso that (i) Class B Shares can only be transferred to (a) Permitted Transferees (as defined in the articles of association) and/or (b) the Company and (ii) if at any time Class C Shares are held by anyone other than the Company (regardless as a consequence of conversion), such holder of Class C Shares (a “Transferor”) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. However, the issuance and offering of Shares to persons located or resident in, or who are citizens of, or who have a registered address in certain countries, and the transfer of Shares into certain jurisdictions, may be subject to specific regulations or restrictions.

Form of Shares

Pursuant to the articles of association, Shares are registered shares.

Purchase and Repurchase of Shares

Under Dutch law, Lilium may not subscribe for newly issued Shares. Lilium may acquire Shares, subject to applicable provisions and restrictions of Dutch law and the articles of association, to the extent that:

●	such Shares are fully paid-up;

●	our equity capital, reduced by the acquisition price of the Shares, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or the articles of association;

●	following the transaction contemplated, at least one Share remains outstanding and is not held by Lilium; and

●	since Lilium is admitted to trading on a Regulated Market (as defined in the articles of association), the nominal value of the Shares to be acquired, already held by Lilium or already held by Lilium as pledgee or that are held by Lilium subsidiaries, does not exceed 50% of our issued capital.

Other than Shares acquired gratuitously (om niet) or under universal title of succession (onder algemene titel) (e.g., through a merger or demerger) under statutory Dutch or other law, Lilium may acquire Shares pursuant to the restrictions set out above only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of Shares can be granted for a maximum period of 18 months. Such authorization must specify the number of Shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Shares are acquired by Lilium on Nasdaq with the intention of transferring such Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. Lilium cannot derive any right to any distribution from Shares or voting rights attached to Shares acquired by it.

Capital Reduction

The General Meeting may resolve to reduce our issued share capital by (i) cancelling Shares or (ii) reducing the nominal value of the Shares by amending the articles of association (provided that the nominal value of a Share cannot be less than €0.01). In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel Shares may only relate to Shares held by Lilium itself or in respect of which Lilium holds the depository receipts. Under Dutch law, a resolution of the General Meeting to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution of the General Meeting to reduce the capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

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A reduction of the nominal value of Shares without repayment and without release from the obligation to pay up the Shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

At the General Meeting held on July 7, 2023, the Company’s shareholders voted to approve the cancelation of the 770,000 Class C Shares held in treasury, which were canceled on September 13, 2023 following expiration of the requisite two-month objection period in accordance with Dutch law. As a consequence of the cancelation becoming effective, the aggregate nominal value of the 770,000 Class C Shares was added to the distributable reserves of the Company.

General Meetings and Voting Rights

General Meetings

General Meetings are held in Amsterdam, Rotterdam, Utrecht, the Hague or in Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our financial year, or later, as may be permitted by Dutch law. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

The Board may convene additional extraordinary General Meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders, alone or jointly representing at least 10% of our issued share capital, may request that a General Meeting be convened, the request setting out in detail the matters to be considered. If no General Meeting has been held within eight weeks of the shareholder(s) making such request, that/those shareholder(s) will be authorized to request in summary proceedings a Dutch district court to convene a General Meeting.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting, the agenda will generally include, among other things, the management report (as far as required by law), the adoption of our annual accounts and the granting of discharge from liability to members of the Board for actions in respect of their management during the preceding financial year. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of General Meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant General Meeting is scheduled to be held. In accordance with the DCGC (as defined below), a shareholder is expected to exercise the right of putting an item on the agenda only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the Company’s strategy, the Board may invoke a response time of a maximum of 180 days from the moment the Board is informed of the request. No resolutions may be adopted on items other than those that have been included in the agenda (unless the resolution would be adopted unanimously during a meeting where the entire issued capital of the Company is present or represented).

In addition to the DCGC, the Board may invoke a statutory cooling-off period up to a maximum of 250 days (wettelijke bedenktijd) as set out in the Dutch Civil Code. For the Company, the statutory cooling-off period will apply in case:

●	shareholders requesting the Board to have the General Meeting consider a proposal for the appointment, suspension or dismissal of one or more directors, or a proposal for the amendment of one or more provisions in the articles of association relating thereto; or

●	a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having been reached agreement about the offer; and

●	only if the Board also considers the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

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If the Board invokes such cooling-off period, this causes the powers of the General Meeting to appoint, suspend or dismiss directors (and to amend the articles of association in this respect) being suspended.

The Board must use the reflection period to obtain all necessary information for a careful determination of policy it wishes to pursue in the given situation. The Board shall thereby, in any event, consult those shareholders that represent at least 3% of the issued capital at the time the cooling-off period is invoked and the works council (to the extent established). The position of these shareholders and the works council shall, but only with their approval, be published on the Company’s website. The Board shall report on the course of events and the policy that has been pursued since the cooling-off period was invoked. No later than one week after the last day of the cooling-off period, the Company shall have to publicly disclose the report. The report shall also be discussed at the first General Meeting after the expiry of the cooling-off period.

The cooling-off period has a maximum term of 250 days, calculated from:

●	the day after the latest date on which shareholders may request an item to be placed on the agenda of the next General Meeting (which is 60 days before the day of the meeting);

●	the day after the day on which the public offer is made; or

●	the day the court in preliminary relief proceedings has granted authority to shareholders holding at least 10% of the issued share capital to convoke a General Meeting.

All shareholders who solely or jointly hold 3% of the issued share capital may request the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) (the “Enterprise Chamber”) to terminate the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

●	the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

●	the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

●	other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no “stacking” of defensive measures).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting.

Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to the articles of association and Dutch law, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting.

Pursuant to the articles of association, the General Meeting is presided over by the Chairman of the Board or, if he is absent, by one of the other non-executive directors designated for that purpose by the Board.

Voting Rights and Quorum

In accordance with Dutch law and the articles of association, and in each case without prejudice to the Voting Cap (as defined hereinafter) being applicable to any shareholder:

●	each Class A Share confers the right to cast 1 votes in a General Meeting;

●	each Class B Share confers the right to cast 3 votes in a General Meeting; and

●	each Class C Share confers the right to cast 2 votes in a General Meeting.

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No votes may be cast at a General Meeting in respect of Shares that are held by the Company or any subsidiary, nor in respect of Shares for which the Company or any subsidiary holds depositary receipts. However, holders of a right of pledge or a right of usufruct on Shares held by the Company or a subsidiary are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to the Company or the subsidiary. The Company or the subsidiary may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder does not need to be a shareholder. Only the holder of a usufruct or pledge on Class A Shares shall have the voting rights attached thereto if so transferred and provided for when the usufruct or pledge was created.

The voting of any shareholder who opts in for the Shareholders’ Covenant (as defined in the articles of association) and is in breach of its commitment not to hold and/or acquire more than 24.9% of the total voting rights exercisable in the General Meeting, is capped at 24.9% of the votes that may be issued in the relevant General Meeting (the “Voting Cap”). The foregoing is subject to the Board determining that the relevant shareholder is in breach of its Shareholders’ Covenant.

Each of our shareholders is obliged to provide the Board with all information relevant to assess the applicability of the Voting Cap to the number of votes in the General Meeting available to such shareholder.

Under the articles of association, blank votes (votes where no choice has been made) and invalid votes shall not be counted as votes cast.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or the articles of association provide for a special majority in relation to specified resolutions. Subject to any provision of mandatory Dutch law, the articles of association do not provide for a quorum requirement other than for the following:

(i)	a resolution to amend the articles of association as result of which one or more of the following articles is amended or abolished requires the prior approval of the Class A Shares, which approval can only be granted by a majority of the votes cast in a meeting in which at least 50% of the issued and outstanding Class A Shares are present or represented:

●	article 1 subsections j, n, s, aa, bb, dd, mm or nn;

●	article 4 paragraph 2 or paragraph 3, to the extent it concerns a change of the nominal value of the Shares;

●	article 4A;

●	article 7 paragraph 1 or paragraph 2;

●	article 16 paragraph 10, paragraph 11 or paragraph 12;

●	article 22 paragraph 5;

●	article 26 paragraph 4; and

(ii)	a resolution to amend the articles of association as a result of which article 14 paragraph 3 or article 26 paragraph 5 is amended or abolished, which requires within the first three years after the Closing Date a majority of at least 85% of the votes cast in a meeting in which at least 85% of the issued and outstanding share capital is present of represented.

Subject to certain restrictions in the articles of association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions taken at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to amend the articles of association. A resolution to amend the articles of association that negatively impacts the rights of holders of Class B Shares requires the prior approval of the Class B Shares voting as a separate class.

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Merger, Demerger and Dissolution

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to dissolve, or to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code. Such resolution requires a majority of at least two-thirds the votes cast, if less than half of the issued capital is represented at the General Meeting.

In the event of dissolution of the Company and unless Dutch law provides otherwise, the liquidation shall be effected by the Board unless the General Meeting appoints one or more other persons for this purpose.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three expert(s) who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder.

Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

Any sale or transfer of all of our assets (see “— Certain Other Major Transactions” below) and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting (see “— Merger, Demerger and Dissolution” above).

Certain Other Major Transactions

The articles of association and Dutch law provide that resolutions of the Board concerning a material change in our identity, character or business are subject to the approval of the General Meeting. Such changes include:

●	a transfer of all or materially all of our business/enterprise to a third party;

●	the entry into or termination of a long-lasting cooperation of the Company or of a subsidiary either with another legal person or company, or as a fully liable general partner of a limited partnership or a general partnership, if this cooperation or termination is of essential importance to the Company; and

●	the acquisition or disposition of a participating interest in the capital of a company by the Company or by one of our subsidiaries with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Dividends and Other Distributions

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or by the articles of association.

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Distribution of profits shall be made after the adoption of the financial statements from which it appears that the distribution is allowed. The holders of Class A Shares and Class B Shares shall be entitled pari passu to the profits of the Company, pro rata to the total number of Class A Shares and Class B Shares held, provided that out of the profit of any financial year, the holders of Class C Shares shall be entitled to a maximum amount per financial year equal to 0.1% of the nominal value of such Class C Shares. The Board is permitted to declare interim dividends without the approval of the General Meeting. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that our shareholders’ equity, based on interim financial statements, exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of Dutch law or the articles of association from our shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Shares owned by the Company shall not bear any dividend rights unless rights of usufruct are created in respect of such Shares prior to the acquisition by the Company, in which case the holder of usufruct shall be entitled to any dividends on the underlying Shares.

The corporate body that declares the (interim) dividend may determine that distributions shall be made in whole or in part in a currency other than the Euro. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring). Unless the General Meeting resolves, at the proposal of the Board, upon a different term for that purpose, dividends shall be made payable within 30 days after they are declared.

The General Meeting declaring a dividend may, upon proposal of the Board, decide that such dividend will be distributed, wholly or partly, other than in cash.

We do not anticipate paying any dividends on Shares for the foreseeable future. See the section entitled “Dividend Policy.”

Exchange Controls and other Provisions relating to non-Dutch Shareholders

Under Dutch law, subject to the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions, there are no exchange control restrictions on investments in, or payments on, Shares (except as to cash amounts). There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote Shares.

Certain Disclosure Obligations

We are subject to certain disclosure obligations under Dutch and U.S. law and the rules of Nasdaq. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of Nasdaq as such laws and rules exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

Financial Reporting Under Dutch Law

The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”) applies to our financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As our corporate seat is in the Netherlands and our Class A Shares are listed on Nasdaq, the FRSA will be applicable to the Company.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from the Company regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to the Company that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Periodic Reporting Under U.S. Securities Law

We are a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer with the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and Nasdaq’s listing standards. Under the Nasdaq rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the Nasdaq rules permit a “foreign private issuer” to comply with our home country rules in lieu of the listing requirements of Nasdaq.

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Nasdaq Rules

For so long as our shares are listed on Nasdaq, we will be required to meet certain requirements relating to ongoing communication and disclosure to Lilium shareholders, including a requirement to make any annual report filed with the SEC available on or through our website and to comply with the “prompt disclosure” requirement of Nasdaq with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on Nasdaq must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/ corporate governance, compensation and audit committees and shareholder approval of certain transactions.

Certain Insider Trading and Market Manipulation Laws

Dutch and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the Board and our employees in Shares or in financial instruments the value of which is determined by the value of the shares.

The Netherlands

On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. It has come to the Company’s attention that some of our Class A Shares are traded on certain open markets (Freiverkehr) in Germany (being a member state of the EU). The trading of these Class A Shares on certain open markets (Freiverkehr) in Germany was implemented and is being conducted without our approval. These open markets in Germany are qualified as multilateral trading facilities (“MTFs”) or organized trading facilities (“OTFs”) within the scope of the MAR.

Under the MAR, certain provisions of the MAR apply to the securities of companies whose securities are traded on MTFs or OTFs irrespective of whether such company has approved the trading of its securities on such open market (for example, the provisions under the MAR relating to unlawful disclosure of inside information and market manipulation). Certain (other) provisions of the MAR are only applicable to the securities of companies who have approved and/or have requested admission to trading of its financial instruments on a regulated market, an MTF or OTF (for example, the provisions under the MAR relating to public disclosure of inside information and notification rules for director dealings), which provisions of the MAR do not apply to the Company given that it did not approve the trading of its securities on certain open markets (Freiverkehr) in Germany.

United States

The United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.

We have identified those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the prohibitions on insider trading and market manipulation imposed by U.S. laws, including the sanctions that can be imposed in the event of a violation of those rules.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Lilium

Our directors, officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

As we have our registered seat in the Netherlands and have our Class A Shares listed on a third (non-EU) country market equivalent to a regulated market (e.g., Nasdaq), we are subject to the Dutch Corporate Governance Code, the updated version of which was published on December 20, 2022, and which entered into force on January 1, 2023, and finds its statutory basis in Book 2 of the Dutch Civil Code (the “DCGC”). The DCGC contains both principles and best practice provisions for the Board, shareholders and the General Meeting, financial reporting, auditors, disclosure compliance and enforcement standards.

The DCGC is based on a “comply or explain” principle. Accordingly, we are required to disclose in our management report publicly filed in the Netherlands whether or not we are complying with the various provisions of the DCGC. If we do not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), we are required to explain the reasons for such non-compliance.

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Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in our annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in our annual accounts.

Transfer Agent

Under the articles of association, the Board may resolve, with due observation of the statutory requirements, that the laws of the State of New York apply to the property law aspects of the Shares for as long as the Shares are in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent and/or listed on a Regulated Market (as defined in our articles of association).

We have listed the Shares in book-entry form and such Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ on behalf of the Board and to act as transfer agent and registrar for the Shares. Our Class A Shares trade on Nasdaq in book-entry form.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our initial shareholders became able to sell their Shares pursuant to Rule 144 without registration one year after the Closing Date.

Listing of Securities

Our Class A Shares and the Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Class A Shares will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Class A Shares and/or Public Warrants could be delisted from Nasdaq. A delisting of our Class A Shares and/or Public Warrants will likely affect the liquidity of our Class A Shares and Public Warrants and could inhibit or restrict our ability to raise additional financing.

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SELLING SECURITYHOLDER

This prospectus and any supplement hereto relate to the possible offer and sale from time to time of up to 5,000,000 Class A Shares by the selling securityholder. The selling securityholder acquired the securities offered hereby pursuant to the Share Issuance Agreement. See “Prospectus Summary — Recent Developments — Share Issuance Agreement.”

The selling securityholder may from time to time offer and sell any or all of the Class A Shares set forth below pursuant to this prospectus. When we refer to the “selling securityholder” in this prospectus, we mean Palantir and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholder’s interest in our Class A Shares after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholder. It sets forth the name and address of the selling securityholder, the aggregate number of Class A Shares that the selling securityholder may offer pursuant to this prospectus and the beneficial ownership of the selling securityholder both before and after the offering. We have based percentage ownership on 503,049,467 Class A Shares outstanding as of November 22, 2023.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A securityholder is also deemed to be, as of any date, the beneficial owner of all securities that such securityholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days of November 22, 2023, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholder will in fact sell any or all of such Class A Shares. In addition, the selling securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, and without our prior consent, the Class A Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Relevant information for each additional selling securityholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of a selling securityholder’s Class A Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Class A Shares registered on its behalf. The selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The holdings of the selling securityholder are stated as of November 16, 2023.

	Number of Class A Shares Owned Prior to Offering		Maximum Number of Class A Shares to be Offered Pursuant	Number of Class A Shares Owned After Offering
Name of Selling Securityholder	Number	Percent	to this Prospectus	Number	Percent
Palantir Technologies Inc.(1)	5,000,010	*	5,000,000	10	*

*	Represents beneficial ownership of less than one percent.

(1)	Consists of (i) the 5,000,000 Class A Shares we issued to the selling securityholder on October 12, 2023 pursuant to the Share Issuance Agreement and (ii) 10 Class A Shares beneficially owned by the selling securityholder prior to execution of the Share Issuance Agreement. The business address of Palantir Technologies Inc. is 1200 17th Street, Floor 15, Denver, Colorado 80202.

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TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) described below of acquiring, owning and disposing of our Class A Shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire Class A Shares. This discussion applies only to a U.S. Holder that acquires our Class A Shares and that holds our Class A Shares as a capital asset (generally, property held for investment). In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

●	banks, insurance companies and certain other financial institutions;

●	pension plans;

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	dealers or traders in securities who use a mark-to-market method of tax accounting;

●	persons holding Class A Shares as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

●	persons whose “functional currency” is not the U.S. dollar;

●	brokers, dealers or traders in securities, commodities or currencies;

●	tax-exempt entities (including private foundations) or government organizations;

●	S corporations, partnerships, or other entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;

●	regulated investment companies or real estate investment trusts;

●	trusts and estates;

●	persons who acquired our Class A Shares pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A Shares being taken into account in an applicable financial statement;

●	persons holding our Class A Shares in connection with a trade or business, permanent establishment or fixed base outside the United States; and

●	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Class A Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes acquires our Class A Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring our Class A Shares and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of our Class A Shares.

The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein – possibly with retroactive effect.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Class A Shares that is, for U.S. federal income tax purposes:

(a)	an individual who is a citizen or individual resident of the United States;

(b)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(c)	an estate the income of which is subject to U.S. federal income tax without regard to its source; or

(d)	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Distributions

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the gross amount of distributions paid on our Class A Shares, other than certain pro rata distributions of Class A Shares or rights to acquire Class A Shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles as of the end of the taxable year in which each distribution is made). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Shares. Any remaining excess will be treated as gain realized on the sale of Class A Shares and will be treated as described below under “— Sale or Other Taxable Dispositions.” The amount of any such distribution will include any amounts of foreign taxes withheld by us (or another applicable withholding agent). The gross amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations. Subject to applicable limitations, dividends received by certain non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements may be taxable at preferential rates applicable to “qualified dividend income” if we qualify for the benefits of the income tax treaty between the United States and Germany (the “U.S.-Germany Treaty”) and we are not a PFIC (as defined below) with respect to the U.S. Holder in the taxable year of distribution or the preceding taxable year.

Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. Dividends paid in a currency other than U.S. dollars will be included in income by a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, whether or not the currency received is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder’s tax basis in non-U.S. currency that is not converted into U.S. dollars on the date of receipt will equal the U.S. dollar amount included in income. A U.S. Holder would generally have foreign currency gain or loss if the non-U.S. currency received is converted into U.S. dollars after the date of receipt for a different U.S. dollar amount. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of Class A Shares or rights to acquire Class A Shares) will be the fair market value of such property on the date of distribution.

Subject to generally applicable limitations and provided that German tax withheld from dividends constitutes a “covered withholding tax” within the meaning of final regulations recently adopted by the U.S. Internal Revenue Service (the “IRS”) and the U.S. Treasury Department (the “Regulations”), a U.S. Holder may claim credit for German tax withheld at the appropriate rate against the U.S. Holder’s U.S. federal income tax liability. However, a U.S. Holder will not be allowed a foreign tax credit for withholding tax it could have reasonably avoided by claiming benefits under the U.S.-Germany Treaty through appropriate procedures. Each U.S. Holder should consult its own tax advisor about its eligibility for a reduced rate of German withholding tax. For foreign tax credit limitation purposes, dividends received with respect to the Class A Shares will generally constitute “passive category income.” In computing foreign tax credit limitations, non-corporate U.S. Holders eligible for the preferential tax rate applicable to qualified dividend income may take into account only the portion of the dividend effectively taxed at the highest applicable marginal rate. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing eligibility for foreign tax credits or deductions are complex and the Regulations have imposed additional requirements that must be met for a foreign tax to be creditable (including requirements that a “covered withholding tax” be imposed on non-residents in lieu of a generally applicable tax that satisfies the definition of an “income tax,” as provided in the Regulations, which may be unclear or difficult to determine). Accordingly, U.S. Holders are urged to consult their tax advisor regarding the availability of foreign tax credits or deductions for foreign taxes withheld with respect to dividends or other distributions on Class A Shares in their particular circumstances.

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Sale or Other Taxable Dispositions

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of Class A Shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Class A Shares sold or disposed for more than one year at the time of sale or other taxable disposition. The amount of gain or loss realized will be equal to the difference, if any, between the amount realized on the sale or other taxable disposition of the Class A Shares and the U.S. Holder’s adjusted tax basis in the Class A Shares sold or disposed, in each case as determined in U.S. dollars. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to tax at preferential reduced rates. The deductibility of capital losses is subject to limitations.

A U.S. Holder’s adjusted tax basis in its Class A Shares generally will be equal to the U.S. Holder’s acquisition cost for the Class A Shares, which will be the U.S. dollar value of any non-U.S. dollar purchase price paid for the Class A Shares determined on the date of purchase, less, in the case of Class A Shares, the U.S. dollar value of any prior distributions treated as a return of capital. A U.S. Holder that receives a currency other than U.S. dollars on the sale or other taxable disposition of Class A Shares will realize an amount equal to the U.S. dollar value of the currency received at the spot rate on the date of sale or other taxable disposition. However, if the Class A Shares disposed of are treated as traded on an “established securities market” at the time of sale or other taxable disposition, a cash basis U.S. Holder or an accrual basis U.S. Holder that has made a special election, which must be applied consistently from year to year and cannot be changed without the consent of the IRS, will determine the U.S. dollar value of the amount realized by translating the amount of non-U.S. currency received at the spot rate on the settlement date. An accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. A U.S. Holder will have a tax basis in the currency received equal to its U.S. dollar value at the spot rate on the settlement date. Any currency gain or loss realized on the settlement date or on a subsequent conversion of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

If we are classified as a passive foreign investment company (a “PFIC”) in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation is classified as a PFIC for any taxable year in which, after applying certain look-through rules and taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either:

●	at least 75% of its gross income is passive income (the “Income Test”); or

●	at least 50% of the average quarterly value of its gross assets is attributable to assets that produce, or are held to produce, passive income or that do not produce income (the “Asset Test”).

It is uncertain whether we or any of our subsidiaries will be treated as a PFIC for U.S. federal income tax purposes for the current or any subsequent tax year. Whether the Company is a PFIC is a factual determination made annually based on principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the Income Test, our status as a PFIC depends on the composition of our income, which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering. Under the Asset Test, the Company’s status as a PFIC will generally depend on the amount of the Company’s goodwill that is characterized as an active asset. The rules for characterizing a corporation’s goodwill as active or passive assets are uncertain. However, one reasonable approach for determining the character of goodwill for purposes of the Asset Test requires identifying goodwill with specific income producing activities and characterizing goodwill as active or passive based on the income derived from each activity. Because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be classified as a PFIC for the current taxable year or any subsequent year until after the close of the relevant taxable year.

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If we are classified as a PFIC for any taxable year in which a U.S. Holder owns our Class A Shares, such U.S. Holder would, in that and all subsequent taxable years, be subject to additional taxes on any (i) distributions exceeding 125% of the average amount received during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period) (such distributions, “excess distributions”) and (ii) gain recognized from the sale or other taxable disposition (including, under certain circumstances, a pledge) of such U.S. Holder’s Class A Shares (regardless of whether the Company continued to be a PFIC under either of the tests above) unless (a) such U.S. Holder makes a QEF Election (as defined below) or (b) our Class A Shares constitute “marketable” securities and such U.S. Holder makes a mark-to-market election as discussed below. To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period in the Class A Shares, (ii) the amount allocated to the current taxable year and any year before we became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to each other taxable year is taxed at the highest tax rate in effect for such year for individuals or corporations, as appropriate, and an interest charge is imposed to recover the deemed benefit from the deferred payment of the resulting tax attributable to each such year. The tax liability for amounts allocated to years prior to the year of the excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Shares cannot be treated as capital, even if a U.S. Holder holds the Class A Shares as capital assets. In addition, dividends on the Class A Shares would not be eligible for the preferential tax rate applicable to qualified dividend income received by individuals and certain other non-corporate persons.

If we are classified as a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs (such PFIC subsidiaries, “lower-tier PFICs”), as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

If we are classified as a PFIC in any taxable year in which a U.S. Holder owns our Class A Shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our Class A Shares, regardless of whether we continue to meet either of the tests described above for any succeeding year, unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election with respect to our Class A Shares or (ii) the U.S. Holder makes a valid QEF Election with respect to all taxable years in such U.S. Holder’s holding period during which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Class A Shares at their fair market value and any gain from such deemed sale would be subject to the rules described above. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s Class A Shares with respect to which such election was made will not be treated as shares in a PFIC, and the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other taxable disposition of the Class A Shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we have been classified as a PFIC in any taxable year in which a U.S. Holder owns Class A Shares and subsequently cease to be a PFIC.

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in alternative U.S. federal income tax consequences for U.S. Holders owning and disposing of our Class A Shares. A U.S. Holder may avoid the general tax treatment for PFICs described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code (a “QEF,” and such election, a “QEF Election”) for each of the taxable years during the U.S. Holder’s holding period that we are a PFIC. If a QEF Election is not in effect for the first taxable year in the U.S. Holder’s holding period in which we are a PFIC, a QEF Election generally can only be made if the U.S. Holder elects to make an applicable deemed sale or deemed dividend election on the first day of its taxable year in which we became a QEF pursuant to the QEF Election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of excess distributions and disposal gains discussed above. In order to comply with the requirements of a QEF Election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine that we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information with respect to the Company as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Further, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of all of the information required to be provided.

If a U.S. Holder makes a QEF Election with respect to its Class A Shares, it will be taxed currently on its pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC, even if no distributions are received. Any distributions we make out of our earnings and profits that were previously included in such a U.S. Holder’s income as a result of making the QEF Election would not be taxable to such U.S. Holder. Such U.S. Holder’s tax basis in its Class A Shares would be increased by an amount equal to any income included under the QEF Election and decreased by any amount distributed on the Class A Shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of its Class A Shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the Class A Shares, each as determined in U.S. dollars. Once made, a QEF Election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF Election can be revoked only with the consent of the IRS. A U.S. Holder that has made a QEF Election will not be currently taxed on our ordinary income and net capital gain for any taxable year for which we are not classified as a PFIC. A separate QEF Election is required for any equity interests in any lower-tier PFICs that we own. There can be no assurance that we will have timely knowledge of the PFIC status of any equity interests in any non-U.S. corporation that we may own or that we will be able to provide all of the information required to make a valid QEF Election for any lower-tier PFIC that we may own. Each U.S. Holder should consult its tax advisor regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF Election.

Alternatively, U.S. Holders can avoid the interest charge on excess distributions or gain relating to such U.S. Holder’s Class A Shares and certain other of the adverse impacts of the PFIC rules described above by making a mark-to-market election with respect to such Class A Shares, provided that the Class A Shares constitute “marketable stock.” “Marketable stock” is, generally, stock that is “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, stock is considered regularly traded during any calendar year during which shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our Class A Shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our Class A Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of Class A Shares, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. No assurance can be given that the Class A Shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” Each U.S. Holder should consult its tax advisor as to whether a mark-to-market election is available or advisable with respect to the Class A Shares.

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A U.S. Holder that makes a mark-to-market election with respect to its Class A Shares must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Class A Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis of such Class A Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in its Class A Shares over their fair market value at the close of the taxable year, but this deduction is allowable only to the extent of any unreversed mark-to-market gains included in income in prior taxable years. Gains from an actual sale or other disposition of the Class A Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Class A Shares will be treated as an ordinary loss to the extent of any unreversed mark-to-market gains previously included in income. Once made, a mark-to-market election cannot be revoked without the consent of the IRS, unless our Class A Shares cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Class A Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the IRS, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the IRS may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

Furthermore, recently proposed Treasury Regulations related to PFICs (which will not be effective until finalized) may affect the taxation and reporting obligations of partners of certain U.S. partnerships that invest in PFICs. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE CLASS A SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE CLASS A SHARES.

Information Reporting and Backup Withholding

Payments of dividends (including constructive dividends) on Class A Shares and sales proceeds from the sale or other disposition of our Class A Shares that are made by a U.S. paying agent or other U.S. intermediary or to an account in the United States will be reported to the IRS and to the U.S. Holder unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding may apply to payments subject to information reporting if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be refunded (or credited against such U.S. Holder’s U.S. federal income tax liability, if any), provided the required information is furnished to the IRS. Prospective investors should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for establishing an exemption.

Certain U.S. Holders may be required to report information relating to their ownership of Class A Shares to the IRS, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their information reporting obligations with respect to their ownership and disposition of Class A Shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE CLASS A SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

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Material Dutch Tax Considerations

The following summary outlines certain material Dutch tax consequences in connection with the acquisition, ownership and disposal of Class A Shares. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. The summary does not purport to present any comprehensive or complete picture of all Dutch tax aspects that could be of relevance to the acquisition, ownership and disposal of Class A Shares by a (prospective) holder of Class A Shares who may be subject to special tax treatment under applicable law. The summary is based on the tax laws and practice of the Netherlands as in effect on the date of this prospectus, which are subject to changes that could prospectively or retrospectively affect the Dutch tax consequences.

For purposes of Dutch income and corporate income tax, shares, warrants or certain other assets, which may include depositary receipts in respect of shares, legally owned by a third party such as a trustee, foundation or similar entity or arrangement (a “Third Party”), may under certain circumstances have to be allocated to the (deemed) settlor, grantor or similar originator (the “Settlor”) or, upon the death of the Settlor, such Settlor’s beneficiaries (the “Beneficiaries”) in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement (the “Separated Private Assets”).

This summary does not address the Dutch tax consequences for a holder of Class A Shares that is considered to be affiliated (gelieerd) to the Company within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). Generally, a holder of Class A Shares is considered to be affiliated to the Company for these purposes if (i) it has a qualifying interest in the Company, (ii) the Company has a qualifying interest in such party or (iii) a third party has a qualifying interest in both the Company and such party. A party is equated with any collaborating group of parties of which it forms part. A qualifying interest is an interest that allows the holder to have a decisive influence over the other party’s decisions in such a way that it is able to determine the activities of the other party. A party is in any case considered to have a qualifying interest in another party if it (directly or indirectly) owns more than 50% of the voting rights in such other party.

This summary does not address the Dutch tax consequences of a holder of Class A Shares who is an individual and who has a substantial interest (aanmerkelijk belang) in the Company. Generally, a holder of Class A Shares will have a substantial interest in the Company if such holder of Class A Shares, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, holds directly or indirectly, or as Settlor or Beneficiary of Separated Private Assets (i) (x) the ownership of, (y) certain other rights, such as usufruct, over or (z) rights to acquire (whether or not already issued) shares (including Class A Shares) representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Company or (ii) (x) the ownership of or (y) certain other rights, such as usufruct, over profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of the Company or to 5% or more of the liquidation proceeds of the Company.

Additionally, a holder of Class A Shares has a substantial interest in the Company if such holder, whether alone or together with such holder’s spouse or partner and/or certain other close relatives, has the ownership of, or other rights over, shares, or depositary receipts in respect of shares, in, or profit certificates issued by, the Company that represent less than 5% of the relevant aggregate that either (a) qualified as part of a substantial interest as set forth above and where shares, or depositary receipts in respect of shares, profit certificates and/or rights there over have been, or are deemed to have been, partially disposed of or (b) have been acquired as part of a transaction that qualified for non-recognition of gain treatment.

Furthermore, this summary does not address the Dutch tax consequences of a holder of Class A Shares who:

(a)	is an individual and receives income or realizes capital gains in respect of Class A Shares in connection with such holder’s employment activities or in such holder’s capacity as a (former) board member or (former) supervisory board member; or

(b)	is a resident of any non-European part of the Kingdom of the Netherlands.

PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISER WITH RESPECT TO THE DUTCH TAX CONSEQUENCES OF ANY ACQUISITION, OWNERSHIP OR DISPOSAL OF CLASS A SHARES IN THEIR INDIVIDUAL CIRCUMSTANCES.

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Dividend Withholding Tax

General

Pursuant to Dutch domestic law, and subject to tax treaty relief, the Company is generally required to withhold dividend withholding tax imposed by the Netherlands at a rate of 15% on dividends distributed by the Company in respect of Class A Shares. For so long as the German and Dutch competent authorities consider the Company to be solely resident in Germany for purposes of the DE - NL tax treaty (See “Item 3. Key Information — D. Risk Factors — Risks Related to Ownership of Our Class A Shares and Public Warrants — The Company intends to operate so as to be treated as exclusively resident in Germany for tax purposes, but the relevant tax authorities may treat is as also being tax resident elsewhere” in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 28, 2023), however, dividends distributed by the Company to a holder of Class A Shares will not be subject to Dutch dividend withholding tax, unless such holder of Class A Shares is resident or deemed to be resident in the Netherlands or such holder of Class A Shares has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable.

The expression “dividends distributed by the Company” as used herein includes, but is not limited to:

(a)	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital (gestort kapitaal) not recognized for Dutch dividend withholding tax purposes;

(b)	liquidation proceeds, proceeds of redemption of Class A Shares or, as a rule, consideration for the repurchase of Class A Shares by the Company in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

(c)	the par value of Class A Shares issued to a holder of Class A Shares or an increase of the par value of Class A Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(d)	partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (i) the shareholders at the General Meeting have resolved in advance to make such repayment and (ii) the par value of the Class A Shares concerned has been reduced by an equal amount by way of an amendment of our articles of association.

Holders of Class A Shares Resident in the Netherlands or with a Permanent Establishment (vaste inrichting) or a Permanent Representative (vaste vertegenwoordiger) in the Netherlands

Dividends distributed by the Company to a holder of Class A Shares that is resident or deemed to be resident in the Netherlands or that has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable, will in principle be subject to Dutch dividend withholding tax at a rate of 15%.

A holder of Class A Shares that is an individual that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its income tax liability, or a full refund, of the Dutch dividend withholding tax.

A holder of Class A Shares that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its corporate income tax liability of the Dutch dividend withholding tax. If and to the extent such legal entity cannot credit the full amount of Dutch dividend withholding tax in a given year, the Dutch dividend withholding tax may be carried forward and credited against its corporate income tax liability in subsequent years (without any time limitation).

The two previous paragraphs generally apply to holders of Class A Shares that are neither resident nor deemed to be resident in the Netherlands for Dutch tax purposes if the Class A Shares are attributable to a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands of such non-resident holder of Class A Shares.

A holder of Class A Shares that is a legal entity that is resident or deemed to be resident in the Netherlands for Dutch tax purposes that is exempt from Dutch corporate income tax is generally entitled, subject to the anti-dividend stripping rules described below, to a full refund of Dutch dividend withholding tax on dividends received.

According to the anti-dividend stripping rules, no exemption, reduction, credit or refund of Dutch dividend withholding tax will be granted if the recipient of the dividend paid by the Company is not considered the beneficial owner (uiteindelijk gerechtigde) of the dividend as defined in these rules. A recipient of a dividend is not considered the beneficial owner of the dividend if, as a consequence of a combination of transactions and tested at group level, (i) a person (other than the holder of the dividend coupon), directly or indirectly, partly or wholly benefits from the dividend, (ii) such person directly or indirectly retains or acquires a comparable interest in Class A Shares and (iii) such person is entitled to a less favorable exemption, refund or credit of dividend withholding tax than the recipient of the dividend distribution. The term “combination of transactions” includes transactions that have been entered into in the anonymity of a regulated stock market, the sole acquisition of one or more dividend coupons and the establishment of short-term rights or enjoyment on Class A Shares (e.g., usufruct).

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Holders of Class A Shares Resident Outside the Netherlands

Dividends distributed by the Company to a holder of Class A Shares not resident or deemed to be resident in the Netherlands for (corporate) income tax purposes and that does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable will not be subject to any Dutch dividend withholding tax.

The Company will, however, in principle be required to withhold Dutch dividend withholding tax on dividends distributed by the Company to holders of Class A Shares that are resident or deemed to be resident in the Netherlands (or to holders of Class A Shares that have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable). As a result, upon the distribution of a dividend on Class A Shares, the Company will be required to identify the residency of holders of Class A Shares (as the case may be), which may not always be possible in practice. In such a scenario, a holder of Class A Shares not resident or deemed to be resident in the Netherlands for (corporate) income tax purposes and that does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable can submit a digital application for a refund of Dutch dividend withholding tax via http://belastingdienst.nl/refunddividendtax.

Taxes on Income and Capital Gains

Holders of Class A Shares Resident in the Netherlands: Individuals

A holder of Class A Shares who is an individual resident or deemed to be resident in the Netherlands for Dutch tax purposes will be subject to regular Dutch income tax on the income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares by the holder thereof, if:

(a)	such holder of Class A Shares has an enterprise or an interest in an enterprise, to which enterprise Class A Shares are attributable; and/or

(b)	such income or capital gain forms “a benefit from miscellaneous activities” (“resultaat uit overige werkzaamheden”) that, for instance, would be the case if the activities with respect to Class A Shares exceed “normal active asset management” (“normaal, actief vermogensbeheer”) or if income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

If either of the abovementioned conditions (a) or (b) applies, income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares will in general be subject to Dutch income tax at the progressive rates up to 49.5%.

If the abovementioned conditions (a) and (b) do not apply, a holder of Class A Shares who is an individual, resident or deemed to be resident in the Netherlands for Dutch tax purposes will not be subject to taxes on income and capital gains in the Netherlands. Instead, such individual is generally taxed at a flat rate of 32% on deemed income from “savings and investments” (“sparen en beleggen”), which deemed income is determined on the basis of the amount included in the individual’s “yield basis” (“rendementsgrondslag”) at the beginning of the calendar year (minus a tax-free threshold; the yield basis minus such threshold being the tax basis (“grondslag sparen en beleggen”)). For the 2023 tax year, the deemed income derived from savings and investments will be a percentage of the tax basis up to 6.17% that is determined based on the actual allocation of (i) savings, (ii) other investments and (iii) debts/liabilities within the individual’s yield basis. The tax-free threshold for 2023 is €57,000. The percentages to determine the deemed income will be reassessed every year. These rules are subject to litigation and may therefore change. You may need to file (protective) appeals to any assessments based on these rules to benefit from any beneficial case law.

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Holders of Class A Shares Resident in the Netherlands: Corporate Entities

A holder of Class A Shares that is resident or deemed to be resident in the Netherlands for corporate income tax purposes and that is:

●	a corporation;

●	another entity with a capital divided into shares;

●	a cooperative (association); or

●	another legal entity that has an enterprise or an interest in an enterprise to which Class A Shares are attributable,

but that is not:

●	a qualifying pension fund;

●	a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling); or

●	another entity exempt from corporate income tax,

will in general be subject to regular Dutch corporate income tax, generally levied at a rate of 25.8% (19% over profits up to and including €200,000) over income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares, unless, and to the extent that, the participation exemption (deelnemingsvrijstelling) applies.

Holders of Class A Shares Resident Outside the Netherlands: Individuals

A holder of Class A Shares who is an individual not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares, unless:

(a)	such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable; or

(b)	such income or capital gain forms a “benefit from miscellaneous activities in the Netherlands” (“resultaat uit overige werkzaamheden in Nederland”), which would for instance be the case if the activities in the Netherlands with respect to Class A Shares exceed “normal active asset management” (“normaal, actief vermogensbeheer” or if such income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a “lucrative interest” (“lucratief belang”)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), in whole or in part, in the Netherlands, whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

If either of the abovementioned conditions (a) or (b) applies, income or capital gains in respect of dividends distributed by the Company or in respect of any gains realized upon the acquisition, redemption and/or disposal of Class A Shares will in general be subject to Dutch income tax at the progressive rates up to 49.5%.

Holders of Class A Shares Resident Outside the Netherlands: Legal and Other Entities

A holder of Class A Shares that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for corporate income tax purposes, will not be subject to any Dutch taxes on income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares, unless:

(a)	such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, Class A Shares are attributable; or

(b)	such holder has a substantial interest (aanmerkelijk belang) in the Company that (i) is held with the avoidance of Dutch income tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures that are not put into place for valid business reasons reflecting economic reality).

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If one of the abovementioned conditions applies, income derived from Class A Shares and the gains realized upon the acquisition, redemption and/or disposal of Class A Shares will, in general, be subject to Dutch regular corporate income tax levied at a rate of 25.8% (19% over profits up to and including €200,000), unless, and to the extent that, with respect to a holder as described under (a), the participation exemption (deelnemingsvrijstelling) applies.

Gift, Estate and Inheritance Taxes

Holders of Class A Shares Resident in the Netherlands

Gift tax may be due in the Netherlands with respect to an acquisition of Class A Shares by way of a gift by a holder of Class A Shares who is resident or deemed to be resident of the Netherlands at the time of the gift.

Inheritance tax may be due in the Netherlands with respect to an acquisition or deemed acquisition of Class A Shares by way of an inheritance or bequest on the death of a holder of Class A Shares who is resident or deemed to be resident of the Netherlands, or in case of a gift by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while that individual, at the time of the individual’s death, is resident or deemed to be resident in the Netherlands.

For purposes of Dutch gift and inheritance tax, an individual with the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual’s death. For purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident of the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Holders of Class A Shares Resident Outside the Netherlands

No gift, estate or inheritance taxes will arise in the Netherlands with respect to an acquisition of Class A Shares by way of a gift by, or on the death of, a holder of Class A Shares who is neither resident nor deemed to be resident of the Netherlands, unless, in the case of a gift of Class A Shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.

Certain Special Situations

For purposes of Dutch gift, estate and inheritance tax, (i) a gift by a Third Party will be construed as a gift by the Settlor and (ii) upon the death of the Settlor as a rule, such Settlor’s Beneficiaries will be deemed to have inherited directly from the Settlor. Subsequently, such Beneficiaries will be deemed the settlor, grantor or similar originator of the Separated Private Assets for purposes of Dutch gift, estate and inheritance tax in the case of subsequent gifts or inheritances.

For the purposes of Dutch gift and inheritance tax, a gift that is made under a condition precedent is deemed to have been made at the moment such condition precedent is satisfied. If the condition precedent is fulfilled after the death of the donor, the gift is deemed to be made upon the death of the donor.

Value Added Tax

No Dutch value added tax will arise in respect of or in connection with the subscription, issue, placement, allotment or delivery of Class A Shares.

Other Taxes and Duties

No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of Class A Shares.

Residency

A holder of Class A Shares will not be treated as a resident, or a deemed resident, of the Netherlands for tax purposes by reason only of the acquisition, or the holding, of Class A Shares or the performance by the Company under Class A Shares.

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Material German Tax Considerations

The following section is a description of the material German tax considerations that become relevant when acquiring, owning and/or disposing of Class A Shares as from the date of this prospectus. It is based on the German tax law applicable as of the date of this prospectus without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This section is intended as general information only and does not purport to be a comprehensive or complete description of all potential German tax effects of the acquisition, ownership or disposal of Class A Shares and does not set forth all German tax considerations that may be relevant to a particular person’s decision to acquire Class A Shares. It cannot be ruled out that the German tax authorities or courts may consider an alternative interpretation or application to be correct that differs from the one described in this section.

This section does not describe any German tax considerations or consequences that may be relevant to the acquisition, ownership or disposal of Class A Shares by a shareholder (i) for whom or for a direct or indirect shareholder or beneficiary of whom the income or capital gains derived from the Class A Shares are attributable to employment activities, the income from which is taxable in Germany, or (ii) who exchanges, or has exchanged, other German taxable assets for Class A Shares (or vice versa) under a German tax deferral transaction of the German reorganization tax act (Umwandlungssteuergesetz).

This section does not constitute particular German tax advice and potential purchasers of Class A Shares are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and/or disposal of Class A Shares in light of their particular circumstances with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of provisions of any applicable income tax treaty on the mitigation of double taxation (each a “tax treaty”), as well as any tax consequences arising under the laws of any state, local or other non-German jurisdiction. A shareholder may include an individual who or an entity that does not have the legal title to the Class A Shares, but to whom nevertheless the Class A Shares are attributed for German tax purposes, based either on such individual or entity owning a beneficial interest in the Class A Shares or based on specific statutory provisions.

All of the following is subject to change as from the date of this prospectus. Such changes could apply retroactively and could affect the consequences set forth below. This section does neither refer to any German filing, notification or other German tax compliance aspects nor to foreign account tax compliance act (“FATCA”) aspects.

Lilium’s Tax Residency Status

We have our statutory seat in the Netherlands and our sole place of management in Germany and are therefore tax resident in Germany as of the date of this prospectus (both under German domestic law and for purposes of the German-Dutch tax treaty). Thus, we qualify as a corporation subject to German unlimited liability for corporate income tax purposes and are treated as a resident of Germany under the Dutch-German tax treaty. However, because our tax residency depends on future facts regarding our place of management, the German unlimited liability for corporate income tax purposes may change in the future. We assume for all purposes herein that we shall be tax resident in Germany at all relevant points in time when taxable events may occur. For the avoidance of doubt, any tax effects in relation to Class A Shares (other than as regards withholding tax as addressed below) are out of the scope of this prospectus.

German Taxation of Holders of Class A Shares

Taxation of Dividends

Withholding Tax on Dividend Payments

Dividends distributed from Lilium to our shareholders are generally subject to German withholding tax, except for certain scenarios in which a dividend is either excluded from the scope of German withholding tax (for example, repayments of capital from the tax contribution account (steuerliches Einlagekonto)) or fully or partially withholding tax exempt, as further described. The withholding tax rate is 25% plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, totaling 26.375% of the gross dividend amount and potentially church withholding tax for shareholders who are private individuals in certain cases (see below). Withholding tax is to be withheld and passed on for the account of the shareholders, depending on the specific circumstances, by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- oder Finanzdienstleistungsinstitut) or by the domestic securities institution (inländisches Wertpapierinstitut) that keeps and administers the Class A Shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the Class A Shares were entrusted for custody if the dividends are distributed to a foreign agent by such securities custodian bank (each of which is referred to as the “Dividend Paying Agent”), or, in case the Class A Shares are not held in deposit with a Dividend Paying Agent, Lilium is responsible for withholding and remitting the tax to the competent tax office. Such withholding tax is generally levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.

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In the case of dividends distributed to a parent company within the meaning of Art. 3 para. 1 lit. a of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another Member State of the European Union, withholding tax may be refunded or not levied upon application and subject to further conditions (as set out below). This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in Lilium is effectively connected with and actually attributed to this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of Lilium of at least 10% for an uninterrupted period of at least twelve months. Further, the foreign resident shareholder must be eligible for purposes of the EU Parent Subsidiary Directive (as set out above) to invoke the reduction, and in addition, no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

The withholding tax on dividends distributed to other foreign resident shareholders may be refunded or not levied upon application (as set out below) in accordance with an applicable tax treaty (to 15%, 5% or 0% depending on certain prerequisites) if Germany has concluded such tax treaty with the country of residence of the shareholder and if the shareholder does not hold the Class A Shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. Further, the foreign resident shareholder must be eligible for tax treaty purposes, and in addition, no limitation of benefits provision in a tax treaty and no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

In the case of dividends received by corporate bodies (Körperschaften) who are not tax resident in Germany, i.e., corporate bodies with no registered office or place of management in Germany and if the shares neither belong to the assets of a permanent establishment or fixed place of business in Germany nor are part of business assets for which a permanent representative in Germany has been appointed, two-fifths of the withholding tax deducted and remitted may be refunded or not levied upon application (as set out below) without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a tax treaty or if no tax treaty has been concluded between the state of residence of the shareholder, however, likewise subject to the conditions of the aforementioned German anti-directive/treaty shopping provision.

The application for a refund of withholding tax under the EU Parent Subsidiary Directive, a tax treaty or the aforementioned option for foreign corporate bodies is to be filed with the German Federal Central Tax Office (Bundeszentralamt für Steuern) within four years following the end of the calendar year in which the dividends were received. The application shall be made by submitting a completed form for refund (available at the website of the Federal Central Tax Office (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that deducted the respective withholding tax. In this case, the refund of deducted withholding tax is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the EU Parent Subsidiary Directive (0%) or on the basis of the tax rate set forth in the applicable tax treaty (15%, 5% or 0%) is refunded by the German Federal Central Tax Office.

If, under fulfillment of the prerequisites of the EU Parent Subsidiary Directive or a tax treaty, withholding tax is not to be levied at all, the relevant shareholder must apply to the German Federal Central Tax Office for the issuance of an exemption certificate (Freistellungsbescheinigung) that documents that the prerequisites for the application of the reduced withholding tax rates have been met. Dividends covered by the exemption certificate of the shareholder are then only subject to the reduced withholding tax rates stipulated in the exemption certificate.

The aforementioned refunds of (or exemptions from) withholding tax are further restricted if (i) the applicable tax treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of Lilium and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the refund of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in a company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends; (ii) the shareholder has to bear (taking into account claims of the shareholder from transactions reducing the risk of changes of the market value of the shares and corresponding claims of related parties of the shareholder) at least 70% of the change in value risk related to the shares in a company during the minimum holding period; and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties.

In the absence of the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. Furthermore, a shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for such a full tax credit has (i) to notify the competent local tax office accordingly, (ii) to declare according to the officially prescribed form and (iii) to make a payment in the amount of the omitted withholding tax deduction.

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However, these special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.

For individual or corporate shareholders tax resident outside Germany not holding the Class A Shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is then final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (for example, those shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their Class A Shares as business assets, as well as for shareholders tax resident outside of Germany holding their Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability will be refunded upon receipt of the relevant tax assessment. For individual shareholders tax resident in Germany holding Class A Shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding Class A Shares as private assets, dividends are subject to a flat rate tax, which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax, unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the specific tax rate, including church tax, are to be discussed with the individual tax advisor of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.

The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent or Lilium. However, if the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the final withholding tax will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as partners in accordance with the registered partnership law filing jointly can only jointly exercise the option.

Exceptions from the flat rate tax (satisfied by withholding the tax at source, Abgeltungswirkung) may apply - that is, only upon application - (i) for shareholders who have a shareholding of at least 25% in Lilium and (ii) for shareholders who have a shareholding of at least 1% in Lilium and work for the Company in a professional capacity, each within the assessment period for which the application is first made. In such a case, the same rules apply as for sole proprietors holding Class A Shares as business assets (see below “— Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets - Sole Proprietors”). Further, the flat rate tax does not apply if and to the extent dividends reduced Lilium taxable income.

Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets

If a shareholder holds Class A Shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.

Corporations

Dividend income of corporate shareholders is exempt from corporate income tax, provided that the corporation holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid (participation exemption). The acquisition of a participation of at least 10% in the course of a calendar year (in one instance) is deemed to have occurred at the beginning of such calendar year. Participations in the share capital of the Company that a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge); i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax deductible. The participation exemption does not apply if and to the extent dividends reduced Lilium’s taxable income.

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For trade tax purposes, the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporate shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In such case, the dividends are not subject to trade tax. However, trade tax is levied on the amount considered to be a non-deductible business expense (amounting to 5% of the dividend). Trade tax depends on the municipal trade tax multiplier applied by the relevant municipal authority. In the case of an indirect participation via a partnership, please refer to the section “— Partnerships” below.

If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the applicable municipality levy rate determined by the municipality in which the corporate shareholder has its place of management and permanent establishments, respectively, to which the Class A Shares are attributed).

Special regulations apply that abolish the 95% tax exemption, if Class A Shares are held (i) as trading portfolio (Handelsbestand) assets in the meaning of Section 340e paragraph 3 of the German Commercial Code (Handelsgesetzbuch) by a (a) credit institution (Kreditinstitut), (b) securities institution (Wertpapierinstitut) or (c) financial service institution (Finanzdienstleistungsinstitut) or (ii) as current assets (Umlaufvermögen) by a financial enterprise (Finanzunternehmen) within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution, a securities institution or a financial service institution, or (iii) by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income (any shareholder falling under (i), (ii) or (iii), a “Non-Exempt Corporation”).

Sole proprietors

For sole proprietors (individuals) resident in Germany holding Class A Shares as business assets, dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. This does not apply to church tax (if applicable). In addition, the dividend income is entirely subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant assessment period. In this latter case, the net amount of dividends, i.e., after deducting directly related expenses, is exempt from trade tax. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount (Gewerbesteuer-Messbetrag).

Partnerships

In case Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

●	if the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge (see above “— Corporations”);

●	if the partner is a sole proprietor, the dividend income will be subject to the partial income rule (see above “— Sole Proprietors”); or

●	if the partner is a private individual - only possible if the partnership is not a (operative or deemed) commercial partnership, the dividend income will be subject to the flat tax rate (see above “— Private Individuals”).

In case the partnership is a (operative or deemed) commercial partnership with its place of management in Germany, the dividend income is subject to German trade tax at the level of the partnership, unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period. In such case, the dividend income is 95% exempt from trade tax to the extent the partners of the partnership are corporations and 40% exempt from trade tax to the extent the partners of the partnership are sole proprietors. Any trade tax levied on the level of the partnership will be eligible for credit against an individual shareholder’s personal income tax liability based on the applicable municipal trade tax rate, depending on the individual tax situation of the shareholder and further circumstances and limited to currently 4.0 times the partial trade tax measurement amount allocable to such individual shareholder.

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Partnerships can opt to be treated as a corporation for purposes of German income taxation. If the shareholder is a partnership that has validly exercised such option right, any dividends from the disposal shares or subscription rights are subject to corporate income tax (and, for the avoidance of doubt, trade tax).

Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany

For foreign individual or corporate shareholders tax resident outside of Germany not holding the Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption (as set out above in “—Withholding Tax on Dividend Payments”).

In contrast, individual or corporate shareholders tax resident outside of Germany holding the Company’s Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the Class A Shares as business assets. The withholding tax withheld (including solidarity surcharge) will generally be credited against the shareholder’s personal income tax or corporate income tax liability in Germany if the prerequisites set out above (see “— Withholding Tax on Dividend Payments”) are fulfilled.

Taxation of Capital Gains

Withholding Tax on Capital Gains

Capital gains realized on the disposal of Class A Shares are only subject to withholding tax if a domestic branch of a domestic or foreign credit or financial services institution (Kredit- oder Finanzdienstleistungsinstitut) or a domestic securities institution (inländisches Wertpapierinstitut) (each of which is referred to as the “German Disbursing Agent”) stores or administrates or carries out the disposal of the Class A Shares and pays or credits the capital gains. In those cases, the institution (and not the Company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and to pay the withholding tax to the competent tax authority.

In case the Class A Shares are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of the aforementioned exemption under (i), the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed with the tax office competent for the beneficiary by using the officially prescribed form.

Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Class A Shares as Private Assets (Private Individuals)

For individual shareholders (individuals) resident in Germany holding Class A Shares as private assets, capital gains realized on the disposal of Class A Shares are subject to final withholding tax (Abgeltungsteuer). Accordingly, capital gains will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax in case the shareholder is subject to church tax because of his or her personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (details related to the computation of the specific tax rate, including church tax, are to be discussed with the personal tax advisor of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the Class A Shares and the expenses directly and materially related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.

In case the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his or her personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

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Capital losses arising from the disposal of the Class A Shares can only be offset against other capital gains resulting from the disposition of the Class A Shares or shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the disposal of shares in stock corporations in future years. The constitutionality of such limitation on the offsetting of losses is currently the subject of a pending procedure at the German Federal Constitutional Court.

The final withholding tax (Abgeltungsteuer) will not apply if the seller of the Class A Shares or in case of gratuitous transfer, its legal predecessor, has held, directly or indirectly, at least 1% of the Company’s registered share capital at any time during the five years prior to the disposal. In that case, capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his or her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.

Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Class A Shares as Business Assets

If a shareholder holds Class A Shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:

Corporations

Capital gains realized on the disposal of Class A Shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax deductible.

Capital losses incurred upon the disposal of Class A Shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the before mentioned persons and the shareholder holds directly or indirectly more than 25% of the Company’s registered share capital.

Special regulations apply, which may exclude aforementioned tax exemptions, if the Class A Shares are held by a Non-Exempt Corporation.

Sole Proprietors

If the Class A Shares are held by a sole proprietor, capital gains realized on the disposal of the Class A Shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his or her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount.

Partnerships

In case the Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as solidarity surcharge (and church tax) since partnerships qualify as transparent for German income tax purposes. In this regard, corporate income tax or personal income tax as well as solidarity surcharge (and church tax, if applicable) are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

●	If the partner is a corporation, the capital gains will be subject to corporate income tax plus solidarity surcharge (see above “— Corporations”). Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95%-exemption rule as described above applies. With regard to corporations as partners, special regulations apply if they are held by a Non-Exempt Corporation, as described above.

●	If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule (see above “— Sole Proprietors”).

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In addition, if the partnership is liable to German trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is an individual, any trade tax paid on the level of the partnership will be eligible for credit against an individual partner’s personal income tax liability based on the applicable municipal trade tax rate and depending on the individual tax situation of the individual and further circumstances, limited to currently 4.0 times of the partial trade tax measurement (Gewerbesteuer-Messbetrag).

Partnerships can opt to be treated as a corporation for purposes of German income taxation. If the shareholder is a partnership that has validly exercised such option right, any capital gains from the disposal shares or subscription rights are subject to corporate income tax (and, for the avoidance of doubt, trade tax).

Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany

Capital gains realized on the disposal of the Class A Shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the Class A Shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the Company’s share capital at any time during a five years period prior to the disposal.

In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, if capital gains are realized in case (ii) above by corporations tax resident outside of Germany that are not Non-Exempt Corporations, these capital gains are fully tax exempt under German tax law according to the case law of the German Federal Fiscal Court (Bundesfinanzhof). Additionally, except for the cases referred to in (i) above, most tax treaties concluded by Germany provide for a full exemption from German taxation except if the Company is considered a real estate holding entity for treaty purposes.

Solidarity Surcharge

The solidarity surcharge has been partially abolished or reduced as of the assessment period 2021 for certain German taxpayers. The solidarity surcharge continues, however, to apply for corporate income tax and capital investment income and, thus, on withholding taxes levied. In case the individual income tax burden for an individual holder is lower than 25%, the holder can apply for his or her capital investment income being assessed at his or her individual tariff-based income tax rate in which case solidarity surcharge would be refunded.

Inheritance and Gift Tax

The transfer of Class A Shares to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft-und Schenkungsteuer) if at the time of transfer:

(i)	the decedent, the donor, the heir, the donee or any other beneficiary has his /her /its residence, domicile, registered office or place of management in Germany, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

(ii)	(irrespective of the personal circumstances) the Class A Shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)	(irrespective of the personal circumstances) at least 10% of the registered share capital of Lilium is held directly or indirectly by the decedent or person making the gift, himself or together with a related party in terms of Section 1(2) German Foreign Tax Act (Außensteuergesetz).

Special regulations apply to German citizens who maintain neither a residence nor their domicile in Germany but maintain a residence or domicile in a low tax jurisdiction and to former German citizens, also resulting in inheritance and gift tax. The few tax treaties on inheritance and gift tax that Germany has entered into may limit the German right to inheritance and gift tax to the case described under (i) above and, with certain restrictions, in case of (ii).

Value Added Tax (VAT)

No German value added tax (Umsatzsteuer) will arise in respect of any acquisition, ownership and/or disposal of the Class A Shares unless in certain cases where a waiver of an applicable VAT exemption occurs. Any such waiver would require a supply of shares from one person taxable for VAT purposes to the enterprise of another VAT taxable person.

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Transfer Taxes

No German capital transfer tax (Kapitalverkehrsteuer) or stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, owning or disposing the Class A Shares. Net wealth tax (Vermögensteuer) is currently not levied in Germany. German real estate transfer tax (Grunderwerbsteuer) may only be attracted by the acquisition or sale of Class A Shares or certain comparable transactions under very specific circumstances if Lilium, or a subsidiary entity to Lilium, own German situs real estate at such time, with “ownership” and “real estate” both having an extended meaning under the German Real Estate Transfer Tax Act (Grunderwerbsteuergesetz).

The European Commission has published a proposal for a directive for a common financial transactions tax (“FTT”) in certain participating member states of the European Union, including Germany. The proposed FTT has a very broad scope and could, if introduced in the form of the proposal, apply to certain dealings in the Class A Shares (including secondary market transactions) in certain circumstances. However, the proposed FTT remains subject to negotiations between the participating member states, and it is currently unclear in what form and when an FTT would be implemented, if at all. Prospective holders of the Class A Shares are advised to monitor future developments closely and to seek their own professional advice in relation to the FTT.

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PLAN OF DISTRIBUTION

We are registering the possible resale from time to time by the selling securityholder of up to 5,000,000 Class A Shares issued in connection with the Share Issuance Agreement. We are also registering any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Class A Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its own account. We will not receive any proceeds from the sale of Class A Shares by the selling securityholder.

The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the Class A Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Class A Shares beneficially owned by the selling securityholder covered by this prospectus may be offered and sold from time to time by the selling securityholder. The term “selling securityholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. The selling securityholder reserves the right to accept and, together with its agent, to reject, any proposed purchase of Class A Shares to be made directly or through its agent. The selling securityholder and any of its permitted transferees may sell the Class A Shares offered by this prospectus on any stock exchange, market or trading facility on which the Class A Shares are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Class A Shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the Class A Shares will be subject to certain conditions. The underwriters will be obligated to purchase all the Class A Shares offered if any of the Class A Shares are purchased.

Subject to the limitations set forth in the Share Issuance Agreement, the selling securityholder may use any one or more of the following methods when selling the Class A Shares offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the Class A Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the Class A Shares on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholder;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debt and other obligations;

●	delayed delivery arrangement;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

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●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, the selling securityholder may elect to make a pro rata in-kind distribution of Class A Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus or prospectus supplement with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Class A Shares acquired in the distribution.

There can be no assurance that the selling securityholder will sell all or any of the Class A Shares offered by this prospectus. In addition, the selling securityholder may also sell Class A Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Class A Shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholder also may transfer the Class A Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our Class A Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the Class A Shares held by the selling securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific number of Class A Shares to be offered and sold;

●	the name of the applicable selling securityholder;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

In connection with distributions of the Class A Shares or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A Shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell the Class A Shares short and redeliver the Class A Shares to close out such short positions. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of Class A Shares offered by this prospectus, which Class A Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholder may also pledge Class A Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Class A Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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In order to facilitate the offering of the Class A Shares, any underwriters or agents, as the case may be, involved in the offering of such Class A Shares may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Shares. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our Class A Shares for their own account. In addition, to cover overallotments or to stabilize the price of our Class A Shares, the underwriters or agents, as the case may be, may bid for, and purchase, Class A Shares in the open market. Finally, in any offering of Class A Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such Class A Shares in the offering if the syndicate repurchases previously distributed Class A Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class A Shares above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholder may solicit offers to purchase the Class A Shares directly from, and it may sell such Class A Shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our Class A Shares, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our Class A Shares.

The selling securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the Class A Shares at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay or the selling securityholder pays for solicitation of these contracts.

The selling securityholder may enter into derivative transactions with third parties or sell Class A Shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Class A Shares pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock and may use Class A Shares received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling securityholder may otherwise loan or pledge Class A Shares to a financial institution or other third party that in turn may sell the Class A Shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our Class A Shares or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any broker-dealer or agent regarding the sale of the Class A Shares by the selling securityholder. Upon our notification by the selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Class A Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Pursuant to the Share Issuance Agreement, we have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state securities law.

We have agreed pursuant to the Share Issuance Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective with respect to the selling securityholder until the earlier of the following: (i) the selling securityholder ceases to hold any Class A Shares covered by this prospectus; and (ii) the date all Class A Shares covered by this prospectus held by the selling securityholder may be sold without restriction under Rule 144, including without limitation any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

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EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Class A Shares being registered hereby and the offer and sale of the Class A Shares by the selling securityholder. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee		$664.20
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the Class A shares offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

The validity of the Class A Shares being offered by this prospectus has been passed upon for us by Freshfields Bruckhaus Deringer LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 28, 2023;

●	any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	our Reports on Form 6-K, furnished to the SEC on January 13, 2023, March 28, 2023, April 14, 2023, May 2, 2023, May 3, 2023, May 15, 2023, May 23, 2023, May 24, 2023 (the second Form 6-K to be furnished on this date and except for the press release attached as Exhibit 99.1 thereto), May 25, 2023 (except for the meeting minutes attached as Exhibit 99.1 thereto), June 1, 2023, June 12, 2023, July 7, 2023 (except for the meeting minutes attached as Exhibit 99.1 thereto), July 13, 2023, July 14, 2023, July 18, 2023 (except for the press release attached as Exhibit 99.1 thereto), July 25, 2023, August 8, 2023, September 11, 2023 (except for the exhibits attached thereto), September 15, 2023, October 27, 2023 and November 24, 2023.

●	the information in the first paragraph of the Explanatory Notes of our Reports on Form 6-K furnished to the SEC on May 23, 2023, October 18, 2023 and October 31, 2023;

●	the information in the Explanatory Notes of our Reports on Form 6-K, furnished to the SEC on May 24, 2023 (the first Form 6-K to be furnished on this date), June 20, 2023 and June 26, 2023; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are, or selected portions of which are, identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:

Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460

We have not authorized and the selling securityholder has not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not and the selling securityholder does not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not and the selling securityholder is not making an offer to sell any Class A Shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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LILIUM N.V.

PROPSECTUS

December 11, 2023